UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2016 (October 6, 2016)

C&J Energy Services Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-55404	98-1188116
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House, 2nd floor

4 Par-la-Ville Rd

Hamilton HM08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2016, the Board of Directors (the “Board”) of C&J Energy Services Ltd. (the “Company” or “C&J”) appointed Mr. Edward Keppler, the Company’s President – Drilling & Completion Services, to the position of President – Corporate Operational Development, and appointed Mr. Timothy Wallace, the Company’s Senior Vice President – Sales for Drilling & Completion Services, to succeed Mr. Keppler as President – Drilling & Completion Services, each effective immediately. In connection with Mr. Keppler’s appointment, it was determined that Mr. Larry Heidt, the Company’s President – Corporate Operational Development & Industry Relations, would maintain the role of President – Industry Relations with an increased focus on business development and client and industry relations.

Appointment of Mr. Keppler as President – Corporate Operational Development.

As President – Corporate Operational Development, Mr. Keppler focuses on structural and tactical operational issues across all of C&J’s service lines to provide strategic direction and support through the development of standards, processes, and systems to increase efficiency and quality for C&J’s operations.

Mr. Keppler previously served as the Company’s President – Drilling & Completion Services, a position he was appointed to in March 2015. Prior to assuming the role of President – Drilling & Completion Services, he served as the Company’s Senior Vice President – Corporate Oilfield Operations from July 2013 through March 2015. He previously served as the President of C&J’s wireline business, Casedhole Solutions, from October 2012 through July 2013, having joined Casedhole Solutions as its Vice President and General Manager for the North Region in May 2010. Mr. Keppler first joined C&J with the Company’s acquisition of Casedhole Solutions in June 2012. Prior to joining Casedhole Solutions in May 2010, Mr. Keppler was employed by Schlumberger from 1991 through 2010, where he gained significant wireline experience in the North American market with extensive expertise in cased-hole operations, perforating, open-hole logging, and wellbore formation sampling. While employed by Schlumberger, Mr. Keppler held numerous key management positions, including wireline district manager in six different locations, regional operations manager for the state of Alaska, Engineering Sustaining Manager and Cased-Hole Service Delivery Manager for the U.S. Mr. Keppler’s last position before joining Casedhole Solutions was Global Wireline Technical Support Manager for Weatherford. He graduated from New Mexico State University with a B.S. degree in Mechanical Engineering in 1990.

Appointment of Mr. Wallace as President – Drilling & Completion Services.

As President – Drilling & Completion Services, Mr. Wallace is responsible for overseeing C&J’s hydraulic fracturing, coiled tubing, casedhole wireline, directional drilling and cementing services businesses.

Mr. Wallace previously served as the Company’s Senior Vice President – Sales & Marketing for Drilling & Completion Services, a position he was appointed to in January 2016. Before that, Mr. Wallace served as C&J’s Senior Vice President – Casedhole Solutions, C&J’s wireline business, from July 2013 through January 2016. Mr. Wallace first joined C&J with the Company’s acquisition of Casedhole Solutions in June 2012, and from that time through July 2013 he served as C&J’s Vice President – Wireline Operations. Mr. Wallace joined Casedhole Solutions in October 2011 as the Southwest Regional Wireline Operations Manager. Before joining Casedhole Solutions, he spent 28 years with Schlumberger. While at Schlumberger, Mr. Wallace held positions in operations management, sales management, software project management, corporate sales, field sales and field operations at various locations in North America, with extensive international travel. Mr. Wallace graduated from Louisiana Tech University with a B.S. in Petroleum Engineering in 1984.

Employment Agreement of Mr. Wallace

In connection with Mr. Wallace’s appointment as President – Drilling & Completion Services, the Company and Mr. Wallace entered into an employment agreement (the “Wallace Employment Agreement”), effective as of October 6, 2016.

Under the Wallace Employment Agreement, Mr. Wallace will serve as President – Drilling & Completion Services for a term commencing on the effective date and ending on the date that Mr. Wallace’s employment terminates in accordance with the terms of the Wallace Employment Agreement.

The Wallace Employment Agreement provides that Mr. Wallace will receive an annual base salary of $350,000 during the term of his employment, which amount is subject to annual review and may be increased. Mr. Wallace will be eligible to receive an annual bonus equal to 75 percent of his annual base salary for each full calendar year beginning on or after January 1, 2016 that he is employed by the Company in which the Company achieves certain targets as set forth by the Compensation Committee of the Board. In addition, Mr. Wallace is eligible to receive employee benefits for him and his eligible family members that the Company ordinarily provides to similarly situated employees and long-term equity compensation awards, beginning in 2017, at a target award level of no less than 100% of Mr. Wallace’s then effective base salary.

The Wallace Employment Agreement provides for the following severance payment and benefits:

•	If the executive is terminated without cause, death or permanent disability (as defined in the Wallace Employment Agreement), in each case, outside of the Protected Period (which, with respect to Mr. Wallace, is the period beginning three months prior to the effective date of a change of control and ending on the one year anniversary of the effective date of such change of control), then the executive will be eligible to receive: (i) the Accrued Obligations and (ii) subject to the executive’s execution of a release and compliance with certain restrictive covenants specified in the Wallace Employment Agreement, (a) lump sum payment of an amount equal to one times the sum of (1) the executive’s annualized base salary in effect on the date of termination and (2) the executive’s target annual bonus for the calendar year in which the date of termination occurs and (b) a lump sum payment of an amount equal to all COBRA premiums that would be payable for the 18 month period beginning on the date of termination, assuming that the executive and the executive’s eligible dependents elected COBRA coverage (without regard to whether actual coverage was elected or would be applicable for the entire 18 month period).

•	If the executive is terminated by the Company without cause during the Protected Period, then the executive will be eligible to receive (in lieu of the ordinary severance payments and benefits described above): (i) the Accrued Obligations and (ii) subject to the executive’s execution of a release and compliance with certain restrictive covenants specified in the Wallace Employment Agreement, (a) lump sum payment of an amount equal to one times the sum of (1) the executive’s annualized base salary in effect on the date of termination and (2) the executive’s target annual bonus for the calendar year in which the date of termination occurs and (b) a lump sum payment of an amount equal to all COBRA premiums that would be payable for the three year period beginning on the date of termination, assuming that the executive and the executive’s eligible dependents elected COBRA coverage (without regard to whether actual coverage was elected or would be applicable for the entire three year period).

•	If the executive is terminated by reason of death or permanent disability, then the executive will be eligible to receive: (i) the Accrued Obligations and (ii) timely payment or provision of any and all benefit obligations provided under Section 3.4 of the Wallace Employment Agreement (which includes, but is not limited to, employee benefits, sick-leave benefits, disability insurance and paid vacation), which under their terms are payable in the event of the executive’s death or permanent disability.

The foregoing descriptions of the Wallace Employment Agreement is not complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 hereto, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

*10.1	Employment Agreement by and between C&J Energy Services Ltd. and Timothy Wallace.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES LTD. (Registrant)

	By:	/s/ Danielle Hunter
	Name:	Danielle Hunter
	Title:	Executive Vice President, General Counsel, Chief Risk & Compliance Officer
Date: October 11, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

*10.1	Employment Agreement by and between C&J Energy Services Ltd. and Timothy Wallace.

*	Filed herewith.

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